Exhibit 99.2

SECOND QUARTER 2023 SUPPLEMENTAL

Plymouth Industrial REIT, Inc.
Table of Contents

Introduction
Executive Summary	2
Management, Board of Directors, Investor Relations, and Equity Coverage	2
Portfolio Statistics	3
Acquisition Activity	3
Value Creation	4
Development Projects	4
Guidance	5
Financial Information
Same Store Net Operating Income (NOI)	6
Consolidated Statements of Operations	7
Consolidated NOI	8
Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)	8
Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)	8
Consolidated Balance Sheets	9
Capital Structure and Debt Summary	10
Capital Markets Activity	10
Net Asset Value Components	11
Operational & Portfolio Information
Leasing Activity	12
Lease Expiration Schedule	12
Leased Square Feet and Annualized Base Rent by Tenant Industry	13
Leased Square Feet and Annualized Base Rent by Type	14
Top 10 Tenants by Annualized Base Rent	15
Lease Segmentation by Size	15
Rentable Square Feet and Annualized Base Rent by Market	16
Total Acquisition and Replacement Cost by Market	16
Appendix
Glossary	17

Forward-Looking Statements: This Supplemental Information contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934. The forward-looking statements in this Supplemental Information do not constitute guarantees of future performance. Investors are cautioned that statements in this Supplemental Information, which are not strictly historical statements, including, without limitation, statements regarding management's plans, objectives and strategies, constitute forward-looking statements. Such forward-looking statements are subject to a number of known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statement, many of which may be beyond our control, including, without limitation, those factors described under the captions “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Any forward-looking information presented herein is made only as of the date of this Supplemental Information, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Definitions and Reconciliations: For definitions of certain terms used throughout this Supplemental Information, including certain non-GAAP financial measures, refer to the Glossary on pages 17-18. For reconciliations of the non-GAAP financial measures to the most directly comparable U.S. GAAP measures, refer to page 8.

Plymouth Industrial REIT, Inc.
Executive Summary

Company overview: Plymouth Industrial REIT, Inc. (NYSE: PLYM) is a full service, vertically integrated real estate investment trust company focused on the acquisition, ownership, and management of single and multi-tenant industrial properties. Our mission is to provide tenants with cost effective space that is functional, flexible and safe.

Management, Board of Directors, Investor Relations, and Equity Coverage

Corporate	Investor Relations	Transfer Agent

20 Custom House Street, 11th Floor	Tripp Sullivan	Continental Stock Transfer & Trust Company
Boston, Massachusetts 02110	SCR Partners	1 State Street, 30th Floor
617.340.3814	615.942.7077	New York, NY 10004
www.plymouthreit.com	IR@plymouthreit.com	212.509.4000

Executive Management

Jeffrey E. Witherell	Anthony J. Saladino	James M. Connolly	Lyndon J. Blakesley
Chief Executive Officer	Executive Vice President	Executive Vice President	Senior Vice President
and Chairman	and Chief Financial Officer	Asset Management	and Chief Accounting Officer

Benjamin P. Coues	Anne A. Hayward	Daniel Hefferman	Scott L. Robinson
Senior Vice President	Senior Vice President	Senior Vice President	Senior Vice President
and Head of Acquisitions	and General Counsel	Asset Management	Corporate Development

Board of Directors

Philip S. Cottone	Richard J. DeAgazio	David G. Gaw	John W. Guinee
Independent Director	Independent Director	Lead Independent Director	Independent Director

Caitlin Murphy	Pendleton P. White, Jr.	Jeffrey E. Witherell
Independent Director	Director	Chief Executive Officer
and Chairman

Equity Research Coverage[1]

Baird	BNP Paribas Exane	Colliers Securities	KeyBanc Capital Markets
Nicholas Thillman	Nate Crossett	Barry Oxford	Todd Thomas
414.298.5053	646.725.3716	203.961.6573	917.368.2375

BMO Capital Markets	B Riley Securities	JMP Securities	J.P. Morgan
John Kim	Bryan Maher	Mitch Germain	Mike Mueller
212.885.4115	646.885.5423	212.906.3537	212.622.6689

Truist Securities
Anthony Hau
212.303.4176

Investor Conference Call and Webcast:
The Company will host a conference call and live audio webcast, both open for the general public to hear, on August 3, 2023 at 9:00 a.m. Eastern Time. The number to call for this interactive teleconference is (844) 784-1727 (international callers: (412) 717-9587). A replay of the call will be available through August 10, 2023 by dialing (877) 344-7529 and entering the replay access code, 1402326.

1) The analysts listed provide research coverage on the Company. Any opinions, estimates or forecasts regarding the Company's performance made by these analysts are theirs alone and do not represent opinions, estimates or forecasts by the Company or its management. The Company does not by reference above imply its endorsement of or concurrence with such information, conclusions or recommendations.

Plymouth Industrial REIT, Inc.
Portfolio Statistics

Unaudited ($ in thousands, except Cost/SF) as of 6/30/2023

Portfolio Snapshot		Portfolio Growth ($ in millions)

Number of Properties	157
Number of Buildings	210
Square Footage	34,228
Occupancy	98.0%
WA Lease Term Remaining (yrs.)[1]	3.5
Total Annualized Base Rent (ABR)[2]	$147,994
Rental Rate Increase - Cash Basis[3]	19.3%
Q2 Rent Collections	99.6%

Acquisition Activity

Acquisitions

Location	Acquisition Date	# of Buildings	Purchase Price[4]	Square Footage	Projected Initial Yield[5]	Cost per Square Foot[6]

	YTD 2023	—	$—	—	—	$—

Multiple	Full Year 2022	44	$253,655	4,164,864	6.1%	$71.54

Multiple	Full Year 2021	24	$370,977	6,380,302	6.7%	$63.15

Multiple	Full Year 2020	27	$243,568	5,473,596	7.8%	$46.99

Multiple	Full Year 2019	32	$220,115	5,776,928	8.4%	$42.21

Multiple	Full Year 2018	24	$164,575	2,903,699	8.2%	$70.54

Multiple	2017 (since IPO)	36	$173,325	5,195,563	8.4%	$33.81

Total Acquisitions Post-IPO		187	$1,426,215	29,894,952	7.4%	$55.94

Portfolio statistics and acquisitions include wholly owned industrial properties only; excludes our property management office located in Columbus, Ohio.

1)	The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.
2)	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2023, multiplied by 12. Excludes rent abatements.
3)	Based on approximately 2.1 million square feet of new and renewal leases greater than six months in term. Refer to Leasing Activity in this Supplemental Information for additional details.
4)	Represents total direct consideration paid rather than GAAP cost basis.
5)	Weighted based on Purchase Price.
6)	Calculated as Purchase Price divided by square footage.
7)	Acquisitions include capitalized costs in accordance to GAAP for development properties placed in-service.

Plymouth Industrial REIT, Inc.
Value Creation

Unaudited ($ in thousands, except RSF)

Examples of Value Creation

Lease-up / Building Refurbishment	New Industrial Development	Re-leasing / No downtime

Memphis	Atlanta	Atlanta
Executed a 312,000 SF 5-year lease with annual escalators of 3.0% at a rental rate increase of 56% over prior rents.	Acquired single-tenant industrial building in January 2020 with ~ 65 acres of developable land.	Executed an early 7-year renewal for a 194,800 SF tenant effective upon the substantial completion of capital improvements to the property.

Tenant move-out was addressed expeditiously. The building will undergo roof and fire suppression upgrades as a part of the new lease transaction.	Broke ground on new 237,000 SF building during Q2 2021 and completed development in Q1 2023 at a cost of ~$13.8M, an add'l 180,000 SF building is projected for Q3 2023 at a cost of ~$12.0M.	The estimated $1.6 million capital improvements include remodeling of restrooms, roof replacement, dock door restorations, and parking lot repairs.

The property was acquired at a going-in yield of 8.0%, which now has increased to a stabilized yield of over 11.0%.	Flexible design planned for both buildings to allow for demising. The 237,000 SF building is 100% leased.	Tenant is in place during capital improvements resulting in no downtime. Renewal rent will be a 53% net increase over the prior rental rate.

Plymouth is partnering with the Green Building Initiative to align our environmental objectives with the execution of all new development and portfolio enhancement activities.[1]

Development Projects (as of 06/30/2023)

The Company has identified over 1.9 million SF of developable GLA with 260,322 SF currently under construction and 459,380 SF recently completed. The total investment in development under construction is approximately $20.9 million as of 6/30/2023 against a budget of approximately $23.9 million. The total investment in completed developments is approximately $37.2 million. The proforma stabilized cash NOI yields on development projects under construction and completed range between 7.0% - 9.0%.

		Total Rentable			Estimated
Under Construction[2]	# of Buildings	Square Feet (RSF)	% Leased	% Funded	Completion
Atlanta - New Calhoun II	1	180,000	Multiple prospects	99%	Q3 2023
Jacksonville - Liberty	2	80,322	100%	76%	Q3/Q4 2023
	3	260,322

		Total Rentable
Completed [3]	# of Buildings	Square Feet (RSF)	% Leased	% Funded	Completed
Boston - Milliken Road	1	68,088	100%	100%	Q4 2022
Atlanta - New Calhoun I	1	236,600	100%	100%	Q1 2023
Cincinnati - Fisher Park I	1	154,692	Multiple prospects	100%	Q1 2023
	3	459,380

1)	The Company is a member organization of the Green Building Initiative (GBI), a nonprofit organization and American National Standards Institute (ANSI) Accredited Standards Developer dedicated to reducing climate impacts by improving the built environment. Founded in 2004, the organization is the global provider of the Green Globes and federal Guiding Principles Compliance certification and assessment programs.
2)	Under construction represents projects for which vertical construction has commenced. Refer to the Developable Land section of the Net Asset Components on page 11 of this Supplemental Information for additional details on the Company's development activities.
3)	Completed buildings are included within portfolio occupancy and square footage metrics as of June 30, 2023.

Plymouth Industrial REIT, Inc.
Guidance

Unaudited (in thousands, except per-share amounts)

PLYM affirmed its full year 2023 guidance ranges for Core FFO per weighted average common share and units previously issued on February 23, 2023 and adjusted its ranges for net loss per weighted average common share and units as well as several of its accompanying guidance assumptions, which can be found in the tables below.

	Full Year 2023 Range[1]
	Low	High

Core FFO attributable to common stockholders and unit holders per share	$1.84	$1.86
Same Store Portfolio NOI growth - cash basis[2]	7.25%	7.75%
Average Same Store Portfolio occupancy - full year	98.4%	98.8%
General and administrative expenses[3]	$15,900	$15,500
Interest expense, net	$39,600	$39,000
Weighted average common shares and units outstanding[4]	44,046	44,046

Reconciliation of net loss attributable to common stockholders and unit holders per share to Core FFO guidance:

	Low	High
Net loss	$(0.17)	$(0.15)
Depreciation and amortization	2.07	2.07
Preferred stock dividends	(0.06)	(0.06)
	$1.84	$1.86

1)	Our 2023 guidance refers to the Company's in-place portfolio as of July 31, 2023, the redemption of the Series A Cumulative Redeemable Preferred Stock and an anticipated property disposition at the end of the third quarter of 2023 representing a total contract price of approximately $19.9 million. The disposition is subject to customary closing conditions. As such, there can be no assurance that we will complete the disposition. Our 2023 guidance does not include prospective acquisitions, additional dispositions, or additional capitalization activities that have not closed.
2)	The Same Store Portfolio consists of 183 buildings aggregating 30,989,249 rentable square feet, representing approximately 91% of total in-place portfolio square footage. The Same Store projected performance reflects an annual NOI on a cash basis, excluding termination income.
3)	Includes non-cash stock compensation of $3.0 million for 2023.
4)	As of July 31, 2023, the Company has 44,744,983 common shares and units outstanding.

Plymouth Industrial REIT, Inc.
Same Store Net Operating Income (NOI)

Unaudited ($ and SF in thousands)

Same Store Portfolio Statistics

Square footage	30,989	Includes[1]: wholly owned properties as of December 31, 2021; determined and set once per year for the following twelve months (refer to Glossary for Same Store definition)
Number of properties	138
Number of buildings	183
Percentage of total portfolio square footage	90.5%	Excludes: wholly owned properties classified as repositioning or lease-up during 2022 or 2023 (8 buildings representing approximately 935,000 of rentable square feet)
Occupancy at period end	98.9%

Same Store NOI - GAAP Basis

	Three Months Ended June 30,
	2023	2022	$ Change	% Change

Rental revenue	$44,404	$42,028	$2,376	5.7%
Property expenses	13,856	12,543	1,313	10.5%
Same Store NOI - GAAP Basis	$30,548	$29,485	$1,063	3.6%

Same Store NOI excluding early termination income - GAAP Basis	$30,490	$29,458	$1,032	3.5%

	Six Months Ended June 30,
	2023	2022	$ Change	% Change

Rental revenue	$89,059	$85,273	$3,786	4.4%
Property expenses	28,128	26,565	1,563	5.9%
Same Store NOI - GAAP Basis	$60,931	$58,708	$2,223	3.8%

Same Store NOI excluding early termination income - GAAP Basis	$60,713	$58,625	$2,088	3.6%

Same Store NOI - Cash Basis

	Three Months Ended June 30,
	2023	2022	$ Change	% Change

Rental revenue	$43,755	$40,731	$3,024	7.4%
Property expenses	13,856	12,543	1,313	10.5%
Same Store NOI - Cash Basis	$29,899	$28,188	$1,711	6.1%

Same Store NOI excluding early termination income - Cash Basis	$29,841	$28,161	$1,680	6.0%

	Six Months Ended June 30,
	2023	2022	$ Change	% Change

Rental revenue	$87,486	$81,654	$5,832	7.1%
Property expenses	28,128	26,565	1,563	5.9%
Same Store NOI - Cash Basis	$59,358	$55,089	$4,269	7.7%

Same Store NOI excluding early termination income - Cash Basis	$59,140	$55,006	$4,134	7.5%

1)	For the three and six months ended June 30, 2023 and 2022, our Same Store Portfolio includes the 28-building Memphis Industrial Portfolio which we acquired the remaining 80% interest in our former unconsolidated JV on March 11, 2022.

Plymouth Industrial REIT, Inc.
Consolidated Statements of Operations

Unaudited ($ in thousands, except per-share amounts)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022

Revenues:
Rental revenue	$37,814	$34,811	$75,400	$67,764
Tenant recoveries	12,085	10,801	23,870	20,568
Management fee revenue and other income	—	2	29	88
Total revenues	$49,899	$45,614	$99,299	$88,420

Operating expenses:
Property	15,690	13,799	31,644	27,874
Depreciation and amortization	23,417	24,208	47,217	46,899
General and administrative	3,842	4,146	7,289	7,698
Total operating expenses	$42,949	$42,153	$86,150	$82,471

Other income (expense):
Interest expense	(9,584)	(7,925)	(19,119)	(14,320)
Earnings (loss) in investment of unconsolidated joint venture[1]	—	—	—	(147)
Loss on extinguishment of debt	—	—	—	(2,176)
(Appreciation) depreciation of warrants[2]	—	—	—	1,760
Total other income (expense)	$(9,584)	$(7,925)	$(19,119)	$(14,883)

Net loss	$(2,634)	$(4,464)	$(5,970)	$(8,934)

Less: Net loss attributable to non-controlling interest	(30)	(55)	(68)	(115)

Net loss attributable to Plymouth Industrial REIT, Inc.	$(2,604)	$(4,409)	$(5,902)	$(8,819)

Less: Preferred Stock dividends	916	1,320	1,832	3,019
Less: Series B Preferred Stock accretion to redemption value	—	750	—	2,250
Less: Loss on extinguishment of Series A Preferred Stock	—	24	2	24
Less: Amount allocated to participating securities	82	65	170	132

Net loss attributable to common stockholders	$(3,602)	$(6,568)	$(7,906)	$(14,244)

Net loss basic and diluted per share attributable to common stockholders	$(0.08)	$(0.17)	$(0.19)	$(0.38)

Weighted-average common shares outstanding basic and diluted	42,647	39,107	42,626	37,675

1)	Represents our share of earnings (losses) related to our investment in an unconsolidated joint venture. The Company acquired the remaining 80% interest in our unconsolidated JV in March 2022.
2)	Represents the change in the fair market value of our common stock warrants. On March 23, 2022, the common stock warrants were exercised in full and converted on a cashless basis, resulting in 139,940 shares of common stock.

Plymouth Industrial REIT, Inc.
Non-GAAP Measurements

Unaudited ($ in thousands, except per-share amounts)

Consolidated NOI

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022

Net loss	$(2,634)	$(4,464)	$(5,970)	$(8,934)
General and administrative	3,842	4,146	7,289	7,698
Depreciation and amortization	23,417	24,208	47,217	46,899
Interest expense	9,584	7,925	19,119	14,320
(Earnings) loss in investment of unconsolidated joint venture[1]	—	—	—	147
Loss on extinguishment of debt	—	—	—	2,176
Appreciation (depreciation) of warrants[2]	—	—	—	(1,760)
Management fee revenue and other income	—	(2)	(29)	(88)
Net Operating Income	$34,209	$31,813	$67,626	$60,458

Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre)

Net loss	$(2,634)	$(4,464)	$(5,970)	$(8,934)
Depreciation and amortization	23,417	24,208	47,217	46,899
Interest expense	9,584	7,925	19,119	14,320
Loss on extinguishment of debt	—	—	—	2,176
Appreciation (depreciation) of warrants[2]	—	—	—	(1,760)
EBITDAre	$30,367	$27,669	$60,366	$52,701
Stock compensation	716	538	1,301	980
Acquisition expenses	4	150	85	150
Pro forma effect of acquisitions/developments[3]	308	290	761	2,347
Adjusted EBITDA	$31,395	$28,647	$62,513	$56,178

Funds from Operations (FFO), Core FFO & Adjusted Funds from Operations (AFFO)

Net loss	$(2,634)	$(4,464)	$(5,970)	$(8,934)
Depreciation and amortization	23,417	24,208	47,217	46,899
Depreciation and amortization from unconsolidated joint venture	—	—	—	268
FFO	$20,783	$19,744	$41,247	$38,233
Preferred stock dividends	(916)	(1,320)	(1,832)	(3,019)
Acquisition expenses	4	150	85	150
Appreciation (depreciation) of warrants[2]	—	—	—	(1,760)
Loss on extinguishment of debt	—	—	—	2,176
Core FFO	$19,871	$18,574	$39,500	$35,780
Amortization of debt related costs	570	527	1,138	1,032
Non-cash interest expense	158	262	452	906
Stock compensation	716	538	1,301	980
Capitalized interest	(351)	(142)	(686)	(206)
Straight line rent	(705)	(904)	(1,617)	(1,726)
Above/below market lease rents	(669)	(545)	(1,403)	(2,091)
Recurring capital expenditures[4]	(1,092)	(1,782)	(2,898)	(3,455)
AFFO	$18,498	$16,528	$35,787	$31,220

Weighted-average common shares and units outstanding	43,526	39,897	43,479	38,449

Core FFO attributable to common stockholders and unit holders per share	$0.46	$0.47	$0.91	$0.93
AFFO attributable to common stockholders and unit holders per share	$0.42	$0.41	$0.82	$0.81

1)	Represents our share of (earnings) losses related to our investment in an unconsolidated joint venture.
2)	Represents the change in the fair market value of our common stock warrants. On March 23, 2022, the common stock warrants were exercised in full and converted on a cashless basis, resulting in 139,940 shares of common stock.
3)	Represents the estimated impact of wholly owned acquisitions and development properties as if they had been acquired or stabilized on the first day of each respective quarter in which the acquisitions occurred or developments were placed in-service. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDA had we owned the acquired properties and/or placed the development properties in-service as of the beginning of the respective periods.
4)	Excludes non-recurring capital expenditures of $7,640 and $14,515 for the three months ended June 30, 2023 and 2022, respectively, and $16,053 and $22,804 for the six months ended June 30 2023 and 2022 respectively.

Plymouth Industrial REIT, Inc.
Consolidated Balance Sheets

Unaudited ($ in thousands)

	June 30, 2023	December 31, 2022
ASSETS
Real estate properties:
Land	$231,829	$231,829
Building and improvements	1,339,505	1,324,017
Less accumulated depreciation	(239,306)	(205,629)
Total real estate properties, net	$1,332,028	$1,350,217

Cash, cash held in escrow and restricted cash	38,517	31,213
Deferred lease intangibles, net	60,304	70,718
Interest rate swaps[1]	31,180	30,115
Other assets	38,631	39,055
Total assets	$1,500,660	$1,521,318

LIABILITIES, PREFERRED STOCK AND EQUITY
Secured debt, net	$386,191	$389,531
Unsecured debt, net[2]	535,155	524,845
Accounts payable, accrued expenses and other liabilities	70,492	72,551
Deferred lease intangibles, net	7,179	8,918
Financing lease liability[3]	2,260	2,248

Total liabilities	$1,001,277	$998,093

Preferred stock - Series A	$46,803	$46,844

Equity:
Common stock	$431	$428
Additional paid in capital	616,414	635,068
Accumulated deficit	(200,147)	(194,243)
Accumulated other comprehensive income	30,792	29,739
Total stockholders' equity	447,490	470,992
Non-controlling interest	5,090	5,389
Total equity	$452,580	$476,381

Total liabilities, preferred stock and equity	$1,500,660	$1,521,318

1)	Represents the fair value of the Company's interest rate swaps. A summary of the Company's interest rate swaps and accounting are detailed in Note 6 of our most recent Quarterly Report on Form 10-Q.
2)	Includes borrowings under line of credit and term loans. Refer to Debt Summary in this Supplemental Information for additional details.
3)	As of June 30, 2023, we have a single finance lease in which we are the sublessee for a ground lease with a remaining lease term of approximately 33 years. Refer to our 2023 Quarterly Report on Form 10-Q for expanded disclosure.

Plymouth Industrial REIT, Inc.
Capital Structure and Debt Summary

Unaudited ($ in thousands, except per-share amounts) as of 6/30/2023

Debt Summary

Secured Debt:	Maturity Date	Interest Rate	Commitment	Principal Balance
AIG Loan	November-23	4.08%	$ 120,000	$ 110,357
Ohio National Life Mortgage[1]	August-24	4.14%	21,000	18,732
Allianz Loan	April-26	4.07%	63,115	61,830
Nationwide Loan	October-27	2.97%	15,000	15,000
Lincoln Life Gateway Mortgage[1]	January-28	3.43%	28,800	28,800
Minnesota Life Memphis Industrial Loan[1]	January-28	3.15%	56,000	55,529
Midland National Life Insurance Mortgage[1]	March-28	3.50%	10,820	10,769
Minnesota Life Loan	May-28	3.78%	21,500	19,796
Transamerica Loan	August-28	4.35%	78,000	66,720
Total / Weighted Average Secured Debt		3.87%	$ 414,235	$ 387,533

Unsecured Debt:
KeyBank Line of Credit	August-25	6.82%[2]	$ 350,000	$ 87,500
$100m KeyBank Term Loan	August-26	3.10%[2,3]	100,000	100,000
$200m KeyBank Term Loan	February-27	3.13%[2,3]	200,000	200,000
$150m KeyBank Term Loan	May-27	4.50%[2,3]	150,000	150,000
Total / Weighted Average Unsecured Debt		4.11%	$ 800,000	$ 537,500

	June 30,	March 31,	December 31,	September 30,	June 30,
Net Debt:	2023	2023	2022	2022	2022
Total Debt[4]	$ 925,033	$ 926,959	$ 918,728	$ 910,293	$ 884,841
Less: Cash	38,517	38,432	31,213	36,253	36,066
Net Debt	$ 886,516	$ 888,527	$ 887,515	$ 874,040	$ 848,775

Capitalization

	June 30,	March 31,	December 31,	September 30,	June 30,
	2023	2023	2022	2022	2022
Common Shares and Units Outstanding[5]	43,591	43,521	43,339	43,339	40,623
Closing Price (as of period end)	$ 23.02	$ 21.01	$ 19.18	$ 16.81	$ 17.54
Market Value of Common Shares[6]	$ 1,003,465	$ 914,376	$ 831,242	$ 728,529	$ 712,527
Preferred Stock - Series A (at liquidation preference)	48,845	48,845	48,888	49,311	50,179
Preferred Stock - Series B (at liquidation preference)[8]	-	-	-	-	50,765
Total Market Capitalization[6,7]	$ 1,977,343	$ 1,890,180	$ 1,798,858	$ 1,688,133	$ 1,698,312

Dividend / Share (annualized)	$ 0.90	$ 0.90	$ 0.88	$ 0.88	$ 0.88
Dividend Yield (annualized)	3.9%	4.3%	4.6%	5.2%	5.0%
Total Debt-to-Total Market Capitalization	46.8%	49.0%	51.1%	53.9%	52.1%
Secured Debt as a % of Total Debt	41.9%	42.0%	42.6%	43.2%	44.6%
Unsecured Debt as a % of Total Debt	58.1%	58.0%	57.4%	56.8%	55.4%
Net Debt-to-Annualized Adjusted EBITDA (quarter annualized)	7.1x	7.1x	7.3x	7.3x	7.4x
Net Debt plus Preferred-to-Annualized Adjusted EBITDA (quarter annualized)	7.4x	7.5x	7.7x	7.7x	8.3x
Weighted Average Maturity of Total Debt (years)	3.2	3.4	3.7	4.0	4.2

Capital Markets Activity

Common Shares	Avg. Price	Offering	Period	Net Proceeds
—	$ -	N/A	Q1 2023	$ —
70,000	$ 23.16	ATM	Q2 2023	$ 1,385
1,140,600	$ 23.05	ATM	Q3 2023	$ 25,682

Refer to Glossary in this Supplemental Information for definitions of non-GAAP financial measures, including Net debt and Net debt plus preferred-to-Adjusted EBITDA.

1)	Debt assumed at acquisition.
2)	For the month of June 2023, the one-month term SOFR for our unsecured debt and borrowings under line of credit was 5.172%. The spread over the applicable rate for the $100m, $150m, and $200m KeyBank Term Loans and KeyBank unsecured line of credit is based on the Company’s total leverage ratio plus the 0.1% SOFR index adjustment.
3)	As of June 30, 2023, the one-month term SOFR for the $100m, $150m and $200m KeyBank Term Loans was swapped to a fixed rate of 1.504%, 2.904%, and 1.527%, respectively. See Notes 5 and 6 of our most recent Quarterly Report on Form 10-Q for additional disclosure.
4)	Total Debt is not adjusted for the amortization of debt issuance costs or fair market premiums or discounts.
5)	Common shares and units outstanding were 43,101 and 490 as of June 30, 2023, respectively, and 36,111 and 490 for the year ended December 31, 2022, respectively.
6)	Based on closing price as of last trading day of the quarter and common shares and units as of the period ended.
7)	Market value of shares and units plus total debt and preferred stock as of period end.
8)	On April 29, 2022, 2,205,882 shares of the Company’s Series B Convertible Redeemable Preferred Stock were converted to our common stock on a one-to-one basis. On August 12, 2022, the holder of the Company's Series B Convertible Redeemable Preferred Stock informed the Company that it had elected to convert the remaining 2,205,882 shares of Series B Convertible Redeemable Preferred Stock into the Company's common stock.

Plymouth Industrial REIT, Inc.
Net Asset Value Components

Unaudited ($ in thousands) as of 6/30/2023

Net Operating Income		Developable Land

	Three Months Ended		Owned	Developable	Under	Est. Investment /	Under
	June 30, 2023	Market	Land (acres)[4]	GLA (SF)[4]	Construction (SF)[5]	Est. Completion	Development (SF)[5]
Pro Forma Net Operating Income (NOI)		Atlanta	52	380,400	180,000	$12.0M/Q3 '23	-
Total Operating NOI	$ 34,209	Chicago	11	220,000	-		-
Pro Forma Effect of New Lease Activity[1]	620	Cincinnati	18	285,308	-		285,308
Pro Forma Effect of Acquisitions[2]	-	Jacksonville	15	176,000	80,322	$11.9M/Q4 '23	95,678
Pro Forma Effect of Repositioning / Development[3]	956	Memphis	23	475,000	-		-
Pro Forma NOI	$ 35,785	St. Louis	31	300,000	-		-
		Charlotte	6	100,000	-		-
Amortization of above / below market lease intangibles, net	(669)		156	1,936,708	260,322		380,986
Straight-line rental revenue adjustment	(705)
Pro Forma Cash NOI	$ 34,411

Other Assets and Liabilities

Cash, cash held in escrow and restricted cash	$ 38,517
Other assets	$ 38,631
CIP related to development properties	$ 25,271
Accounts payable, accrued expenses and other liabilities	$ 70,492

Debt and Preferred Stock

Secured Debt	$ 387,533
Unsecured Debt	$ 537,500
Preferred Stock - Series A6	$ 48,845

Common shares and units outstanding[7]	43,591

We have made a number of assumptions with respect to the pro forma effects and there can be no assurance that we would have generated the projected levels of NOI had we actually owned the acquired properties and / or fully stabilized the repositioning / development properties as of the beginning of the period. Refer to Glossary in this Supplemental Information for a definition and discussion of non-GAAP financial measures.

1)	Represents the estimated incremental base rents from uncommenced new leases as if rent commencement had occurred as of the beginning of the period.
2)	Represents the estimated impact of acquisitions as if they had been acquired at the beginning of the period.
3)	Represents the estimated impact of properties that are undergoing repositioning or lease-up and development properties placed in-service as if the properties were stabilized and rents had commenced as of the beginning of the period.
4)	Developable land represents acreage currently owned by us and identified for potential development. The developable gross leasable area (GLA) is based on the developable land area and a land to building ratio. Developable land and GLA are estimated and can change periodically due to changes in site design, road and storm water requirements, parking requirements and other factors. We have made a number of assumptions in such estimates and there can be no assurance that we will develop land that we own.
5)	Under construction represents projects for which vertical construction has commenced. Under development represents projects in the pre-construction phase.
6)	Preferred Stock is calculated at its liquidation preference as of the end of the period.
7)	Common shares and units outstanding were 43,101 and 490, respectively, as of June 30, 2023.

Plymouth Industrial REIT, Inc.
Leasing Activity and Expirations

Unaudited as of 6/30/2023

Lease Renewals and New Leases[1]

Year	Type	Square Footage	Percent	Expiring Rent	New Rent	% Change	Tenant Improvements $/SF/YR	Lease Commissions $/SF/YR

2020	Renewals	1,881,346	71.1%	$ 3.75	$ 3.93	4.8%	$ 0.13	$ 0.08
	New Leases	764,314	28.9%	$ 4.31	$ 5.07	17.6%	$ 0.24	$ 0.19
	Total	2,645,660	100%	$ 3.92	$ 4.26	8.7%	$ 0.16	$ 0.11

2021	Renewals	2,487,589	49.3%	$ 4.25	$ 4.50	5.9%	$ 0.19	$ 0.10
	New Leases	2,557,312	50.7%	$ 3.76	$ 4.40	17.0%	$ 0.23	$ 0.22
	Total	5,044,901	100%	$ 4.00	$ 4.45	11.1%	$ 0.21	$ 0.16

2022	Renewals	4,602,355	60.2%	$ 4.31	$ 4.87	13.1%	$ 0.15	$ 0.16
	New Leases	3,041,526	39.8%	$ 3.51	$ 4.51	28.6%	$ 0.40	$ 0.23
	Total	7,643,881	100%	$ 3.99	$ 4.73	18.5%	$ 0.25	$ 0.19

Q1 2023	Renewals	645,885	84.0%	$ 4.62	$ 5.16	11.7%	$ 0.14	$ 0.15
	New Leases	123,081	16.0%	$ 4.56	$ 6.29	37.9%	$ 0.69	$ 0.27
	Total	768,966	100%	$ 4.61	$ 5.34	15.9%	$ 0.23	$ 0.17

Q2 2023	Renewals	1,440,165	68.5%	$ 3.47	$ 3.86	11.2%	$ 0.09	$ 0.10
	New Leases	662,930	31.5%	$ 3.61	$ 4.92	36.0%	$ 0.19	$ 0.37
	Total	2,103,095	100%	$ 3.52	$ 4.20	19.3%	$ 0.12	$ 0.17

YTD 2023[2]	Renewals	2,086,050	72.6%	$ 3.83	$ 4.27	11.5%	$ 0.10	$ 0.11
	New Leases	786,011	27.4%	$ 3.76	$ 5.13	36.4%	$ 0.27	$ 0.35
	Total	2,872,061	100%	$ 3.81	$ 4.50	18.1%	$ 0.16	$ 0.17

Lease Expiration Schedule

Year	Square Footage	ABR[3]	% of ABR Expiring[4]

% OF ANNUAL BASE RENT EXPIRING[4]

30.0%
25.0%
20.0%
15.0%
10.0%
5.0%
0.0%
2.9%
17.6%
22.2%
15.8%
13.2%
28.3%
2023
2024
2025
2026
2027
Thereafter

Available	679,335	$ -	-
2023	899,954	4,304,077	2.9%
2024	6,015,144	26,059,172	17.6%
2025	7,563,951	32,864,122	22.2%
2026	4,940,910	23,398,434	15.8%
2027	4,266,208	19,465,835	13.2%
Thereafter	9,862,463	41,902,382	28.3%
Total	34,227,965	$ 147,994,022	100%

1)	Lease renewals and new lease activity excludes leases with terms less than six months.
2)	Executed leases scheduled to commence during 2023, which includes the second quarter activity, total an aggregate of 4,719,317 square feet, all of which are associated with terms of at least six months. The Company will experience a 19.9% increase in rental rates on a cash basis from these leases.
3)	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2023, multiplied by 12. Excludes rent abatements.
4)	Calculated as annualized base rent set forth in this table divided by total annualized base rent as of June 30, 2023.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Tenant Industry

Unaudited as of 6/30/2023

Industry	Total Leased Square Feet	# of Leases	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Logistics & Transportation	9,929,780	89	29.5%	39,899,128	27.0%	$ 4.02
Automotive	2,515,942	30	7.5%	11,794,541	8.0%	4.69
Wholesale/Retail	2,266,647	29	6.8%	10,395,912	7.0%	4.59
Food & Beverage	1,872,092	16	5.6%	7,219,512	4.9%	3.86
Printing & Paper	1,841,386	18	5.5%	6,264,031	4.2%	3.40
Home & Garden	1,763,027	19	5.3%	7,177,406	4.8%	4.07
Construction	1,747,418	41	5.2%	7,730,028	5.2%	4.42
Cardboard and Packaging	1,592,044	24	4.7%	7,674,786	5.2%	4.82
Light Manufacturing	1,234,493	12	3.7%	4,431,214	3.0%	3.59
Education	925,840	8	2.8%	4,464,571	3.0%	4.82
Other Industries*	7,859,961	230	23.4%	40,942,893	27.7%	5.21
Total	33,548,630	516	100.0%	$ 147,994,022	100.0%	$ 4.41

*Other Industries	Total Leased Square Feet	# of Leases	% Rentable Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Healthcare	914,561	38	2.7%	5,381,671	3.6%	$ 5.88
Plastics	892,408	12	2.6%	4,102,827	2.8%	4.60
Industrial Equipment Components	799,223	22	2.4%	3,463,194	2.3%	4.33
Metal Fabrication/Finishing	639,114	10	1.9%	3,070,019	2.1%	4.80
Technology & Electronics	563,949	22	1.7%	3,554,401	2.4%	6.30
Chemical	527,632	9	1.6%	2,091,723	1.4%	3.96
Storage	520,540	10	1.6%	2,887,481	2.0%	5.55
Aero Space	455,605	3	1.4%	1,429,391	1.0%	3.14
Business Services	441,385	25	1.3%	3,501,044	2.4%	7.93
Plumbing Equipment/Services	404,712	7	1.2%	1,555,110	1.1%	3.84
Other[2]	1,700,832	72	5.0%	9,906,032	6.6%	5.82
Total	7,859,961	230	23.4%	$ 40,942,893	27.7%	$ 5.21

1)	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2023, multiplied by 12. Excludes rent abatements.
2)	Includes tenant industries for which the total leased square feet aggregates to less than 300,000 square feet.

Plymouth Industrial REIT, Inc.
Leased Square Feet and Annualized Base Rent by Type

Unaudited as of 6/30/2023

Leased Square Feet and Annualized Base Rent by Lease Type

Lease Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Triple Net	27,618,584	408	82.3%	$ 118,554,927	80.1%	$ 4.29
Modified Net	2,923,181	51	8.7%	$ 14,518,213	9.8%	4.97
Gross	3,006,865	57	9.0%	$ 14,920,882	10.1%	4.96
Total	33,548,630	516	100.0%	$ 147,994,022	100.0%	$ 4.41

Leased Square Feet and Annualized Base Rent by Tenant Type

Tenant Type	Total Leased Square Feet	# of Leases	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Multi-Tenant	16,870,885	412	50.3%	$ 81,089,228	54.8%	$ 4.81
Single-Tenant	16,677,745	104	49.7%	66,904,794	45.2%	4.01
Total	33,548,630	516	100.0%	$ 147,994,022	100.0%	$ 4.41

Leased Square Feet and Annualized Base Rent by Building Type

Building Type	Total Leased Square Feet	# of Buildings	% Leased Square Feet	ABR[1]	% ABR	ABR Per Square Foot
Warehouse/Distribution	21,629,965	119	64.4%	$ 85,057,707	57.4%	$ 3.93
Warehouse/Light Manufacturing	8,646,755	41	25.8%	38,562,855	26.1%	4.46
Small Bay Industrial[2]	3,271,910	50	9.8%	24,373,460	16.5%	7.45
Total	33,548,630	210	100.0%	$ 147,994,022	100.0%	$ 4.41

1)	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2023, multiplied by 12. Excludes rent abatements.
2)	Small bay industrial is inclusive of flex space totaling 529,693 leased square feet and annualized base rent of $6,360,062. Small bay industrial is multipurpose space; flex space includes office space that accounts for greater than 50% of the total rentable area.

Plymouth Industrial REIT, Inc.
Top 10 Tenants by Annualized Base Rent

Unaudited as of 6/30/2023

Tenant	Market	Industry	# of Leases	Total Leased Square Feet	Expiration	ABR Per Square Foot	ABR[1]	% Total ABR
FedEx Supply Chain, Inc.	St. Louis	Logistics & Transportation	1	769,500	7/31/2024	$ 4.50	$ 3,461,981	2.3%
Geodis Logistics, LLC	St. Louis	Logistics & Transportation	1	624,159	8/31/2025	4.25	2,652,676	1.8%
Royal Canin U.S.A, Inc.	St. Louis	Wholesale/Retail	1	521,171	5/31/2025	4.75	2,475,562	1.7%
Houghton Mifflin Harcourt Company	Chicago	Education	1	513,512	3/31/2026	4.56	2,341,615	1.6%
Archway Marketing Holdings, Inc.	Chicago	Logistics & Transportation	3	503,000	3/31/2026	4.51	2,268,180	1.5%
ODW Logistics, Inc.	Columbus	Logistics & Transportation	1	772,450	6/30/2025	2.93	2,261,284	1.5%
ASW Supply Chain Services, LLC[5]	Cleveland	Logistics & Transportation	5	577,237	11/30/2027	3.58	2,065,130	1.4%
Balta US, Inc.	Jacksonville	Home & Garden	2	629,084	12/31/2028	3.13	1,968,631	1.3%
Communications Test Design, Inc.	Memphis	Logistics & Transportation	2	566,281	12/31/2024	3.34	1,892,967	1.3%
Winston Products, LLC	Cleveland	Automotive	2	266,803	4/30/2032	6.94	1,852,295	1.3%
Total Largest Tenants by Annualized Rent			19	5,743,197		$ 4.05	$ 23,240,321	15.7%
All Other Tenants			497	27,805,433		$ 4.49	$ 124,753,701	84.3%
Total Company Portfolio			516	33,548,630		$ 4.41	$ 147,994,022	100.0%

Lease Segmentation by Size

Square Feet	# of Leases	Total Leased Square Feet	Total Rentable Square Feet	Total Leased %	Total Leased % Excluding Repositioning[2]	ABR[1]	In-Place + Uncommenced ABR[3]	% of Total In-Place + Uncommenced ABR	In-Place + Uncommenced ABR Per SF4
< 4,999	65	180,137	240,066	75.0%	76.9%	$ 1,738,933	$ 1,738,933	1.2%	$ 9.65
5,000 - 9,999	76	541,468	616,330	87.9%	89.5%	4,581,577	4,679,077	3.2%	8.52
10,000 - 24,999	111	1,876,783	1,994,020	94.1%	95.7%	13,466,676	13,466,676	9.1%	7.09
25,000 - 49,999	93	3,269,922	3,379,039	96.8%	96.7%	18,683,731	18,683,731	12.6%	5.71
50,000 - 99,999	75	5,227,730	5,289,676	98.8%	98.8%	23,325,913	23,325,913	15.8%	4.46
100,000 - 249,999	66	10,735,172	10,991,416	97.7%	98.5%	44,317,121	44,317,122	29.8%	4.13
> 250,000	30	11,717,418	11,717,418	100.0%	100.0%	41,880,071	41,880,071	28.3%	3.57
Total / Weighted Average	516	33,548,630	34,227,965	98.0%	98.4%	$ 147,994,022	$ 148,091,523	100.0%	$ 4.41

1)	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2023, multiplied by 12. Excludes rent abatements.
2)	Total Leased % Excluding Repositioning excludes vacant square footage being refurbished or repositioned.
3)	In-Place + Uncommenced ABR calculated as in-place current annualized base rent as of June 30, 2023 plus annualized base rent for leases signed but not commenced as of June 30, 2023.
4)	In-Place + Uncommenced ABR per SF is calculated as in-place current rent annualized base rent as of June 30, 2023 plus annualized base rent for leases signed but not commenced as of June 30, 2023, divided by leased square feet plus uncommenced leased square feet.
5)	Inclusive of a single 44,800 square feet lease set to expire on December 31, 2023. The remaining balance of the square footage has an expiration date of November 30, 2027.

Plymouth Industrial REIT, Inc.
Rentable Square Feet and Annualized Base Rent by Market

Unaudited ($ in thousands) as of 6/30/2023

Primary Markets[1]

				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Atlanta	10	12	99.9%	1,906,835	5.6%	$ 8,343	5.6%
Chicago	40	41	97.9%	6,930,887	20.2%	30,600	20.7%

Secondary Markets[1]

				Total Rentable	% Rentable
	# of Properties	# of Buildings	Occupancy	Square Feet	Square Feet	ABR[2]	% ABR
Boston	1	2	100.0%	268,713	0.8%	$ 2,109	1.4%
Charlotte	1	1	100.0%	155,220	0.5%	1,184	0.8%
Cincinnati[3]	10	12	92.7%	2,710,964	7.9%	10,161	6.9%
Cleveland	16	19	98.8%	3,979,209	11.6%	18,418	12.4%
Columbus	15	15	99.5%	3,757,614	11.0%	13,260	9.0%
Indianapolis	17	17	98.3%	4,085,169	11.9%	15,290	10.3%
Jacksonville	8	26	98.5%	2,052,074	6.0%	14,220	9.6%
Kansas City	1	1	100.0%	221,911	0.6%	833	0.6%
Memphis	25	49	97.0%	4,783,046	14.0%	17,567	11.9%
Philadelphia	1	1	99.8%	156,634	0.5%	1,051	0.7%
St. Louis	12	14	99.4%	3,219,689	9.4%	14,958	10.1%
Total	157	210	98.0%	34,227,965	100.0%	$ 147,994	100.0%

Total Acquisition and Replacement Cost by Market

Market	State	# of Buildings	Total Acquisition Cost[4]	Gross Real Estate Assets[5]	% Gross Real Estate Assets	Replacement Cost[6]
Atlanta	GA	12	$ 99,498	$ 94,117	6.1%	$ 154,583
Chicago	IL, IN, WI	41	290,026	283,156	18.4%	748,811
Boston	ME	2	19,023	19,054	1.2%	40,729
Charlotte	NC	1	20,400	18,999	1.2%	20,821
Cincinnati	OH, KY	12	106,705	108,617	7.1%	190,851
Cleveland	OH	19	201,550	190,490	12.4%	362,436
Columbus	OH	15	157,624	148,519	9.7%	293,943
Indianapolis	IN	17	149,251	141,409	9.2%	356,416
Jacksonville	FL, GA	26	147,950	136,016	8.8%	207,038
Kansas City	MO	1	8,600	9,052	0.6%	20,451
Memphis	MS, TN	49	185,407	178,968	11.6%	349,852
Philadelphia	NJ	1	9,700	8,729	0.6%	14,912
St. Louis	IL, MO	14	213,787	201,261	13.1%	325,818
Total		210	$ 1,609,521	$ 1,538,387	100.0%	$ 3,086,661

1)	Primary markets means the following two metropolitan areas in the U.S., each generally consisting of more than 300 million square feet of industrial space: Chicago and Atlanta. Secondary markets means non-primary markets, each generally consisting of between 100 million and 300 million square feet of industrial space, including the following metropolitan areas in the U.S.: Boston, Charlotte, Cincinnati, Cleveland, Columbus, Indianapolis, Jacksonville, Kansas City, Memphis, Milwaukee, Philadelphia, South Florida, and St. Louis. Our definitions of primary and secondary markets may vary from the definitions of these terms used by investors, analysts, or other industrial REITs.
2)	Annualized base rent is calculated as monthly contracted base rent as of June 30, 2023, multiplied by 12. Excludes rent abatements.
3)	During Q1 2023, the 154,692 square feet development property was placed in-service.
4)	Represents total direct consideration paid prior to the allocations per U.S. GAAP and the allocated costs in accordance to GAAP of development properties placed in-service.
5)	The gross book value of real estate assets as of June 30, 2023 excludes development projects of $25,167, $2,427 in leasehold improvements and assets related to corporate activities, our regional property management office in Columbus of $4,495, and the finance lease right-of-use asset of $858 related to the ground sublease at 2100 International Parkway. Gross book value of real estate assets excludes depreciation and the allocation of the acquisition cost related to intangible assets and liabilities required by U.S. GAAP.
6)	Replacement cost is based on the Marshall & Swift valuation methodology for the determination of building costs. Replacement cost includes land reflected at the allocated cost in accordance with GAAP.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Non-GAAP Financial Measures Definitions:

Net Operating Income (NOI): We consider net operating income, or NOI, to be an appropriate supplemental measure to net income in that it helps both investors and management understand the core operations of our properties. We define NOI as total revenue (including rental revenue and tenant reimbursements) less property-level operating expenses. NOI excludes depreciation and amortization, general and administrative expenses, impairments, gain/loss on sale of real estate, interest expense, and other non-operating items.

Cash Net Operating Income - (Cash NOI): We define Cash NOI as NOI excluding straight-line rent adjustments and amortization of above and below market leases.

EBITDAre and Adjusted EBITDA: We define earnings before interest, taxes, depreciation and amortization for real estate in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre represents net income (loss), computed in accordance with GAAP, before interest expense, tax, depreciation and amortization, gains or losses on the sale of rental property, appreciation/(depreciation) of warrants, loss on impairments, and loss on extinguishment of debt. We calculate Adjusted EBITDA by adding or subtracting from EBITDAre the following items: (i) non-cash stock compensation, (ii) gain (loss) on extinguishment of debt, (iii) acquisition expenses (iv) the proforma impacts of acquisition, dispositions and developments and (v) non-cash impairments on real estate lease. We believe that EBITDAre and Adjusted EBITDA are helpful to investors as supplemental measures of our operating performance as a real estate company as they are direct measures of the actual operating results of our industrial properties. EBITDAre and Adjusted EBITDA should not be used as measures of our liquidity and may not be comparable to how other REITs' calculate EBITDAre and Adjusted EBITDA.

Funds From Operations ("FFO"): Funds from operations, or FFO, is a non-GAAP financial measure that is widely recognized as a measure of REIT operating performance. We consider FFO to be an appropriate supplemental measure of our operating performance as it is based on a net income analysis of property portfolio performance that excludes non-cash items such as depreciation. The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Since real estate values rise and fall with market conditions, presentations of operating results for a REIT using historical accounting for depreciation could be less informative. In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is as follows: Net Income (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
We define FFO consistent with the NAREIT definition. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis. Other equity REITs may not calculate FFO as we do, and accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends.

Core Funds from Operations (“Core FFO”): Core FFO represents FFO reduced by dividends paid (or declared) to holders of our preferred stock, acquisition and transaction related costs for transactions not completed, and excludes certain non-cash operating expenses such as impairment on real estate lease, appreciation/(depreciation) of warrants and loss on extinguishment of debt. As with FFO, our reported Core FFO may not be comparable to other REITs’ Core FFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Adjusted Funds from Operations attributable to common stockholders (“AFFO”):  Adjusted funds from operations, or AFFO, is presented in addition to Core FFO. AFFO is defined as Core FFO, excluding certain non-cash operating revenues and expenses, capitalized interest, and recurring capitalized expenditures. Recurring capitalized expenditures include expenditures required to maintain and re-tenant our properties, tenant improvements and leasing commissions. AFFO further adjusts Core FFO for certain other non-cash items, including the amortization or accretion of above or below market rents included in revenues, straight line rent adjustments, non-cash equity compensation and non-cash interest expense.
          We believe AFFO provides a useful supplemental measure of our operating performance because it provides a consistent comparison of our operating performance across time periods that is comparable for each type of real estate investment and is consistent with management’s analysis of the operating performance of our properties. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance. As a result, we believe that the use of AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance.
As with Core FFO, our reported AFFO may not be comparable to other REITs’ AFFO, should not be used as a measure of our liquidity, and is not indicative of our funds available for our cash needs, including our ability to pay dividends.

Net Debt and Preferred Stock to Adjusted EBITDA: Net debt and preferred stock to Adjusted EBITDA is a non-GAAP financial measure that we believe is useful to investors as a supplemental measure in evaluating balance sheet leverage. Net debt and preferred stock is equal to the sum of total consolidated and our pro rata share of unconsolidated joint venture debt less cash, cash equivalents, and restricted cash, plus preferred stock calculated at its liquidation preference as of the end of the period.

Plymouth Industrial REIT, Inc.
Glossary

This glossary contains additional details for sections throughout this Supplemental Information, including explanations and reconciliations of certain non-GAAP financial measures, and the reasons why we use these supplemental measures of performance and believe they provide useful information to investors. Additional detail can be found in our most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q, as well as other documents filed with or furnished to the SEC from time to time.

Other Definitions:

GAAP: U.S. generally accepted accounting principles.

Lease Type: We define our triple net leases in that the tenant is responsible for all aspects of and costs related to the property and its operation during the lease term. We define our modified net leases in that the landlord is responsible for some property related expenses during the lease term, but the cost of most of the expenses is passed through to the tenant. We define our gross leases in that the landlord is responsible for all aspects of and costs related to the property and its operation during the lease term.

Non-Recurring Capital Expenditures: Non-recurring capital expenditures include capital expenditures of long lived improvements required to upgrade/replace existing systems or items that previously did not exist. Non-recurring capital expenditures also include costs associated with repositioning a property, redevelopment/development and capital improvements known at the time of acquisition.

Occupancy: We define occupancy as the percentage of total leasable square footage as the earlier of lease term commencement or revenue recognition in accordance to GAAP as of the close of the reporting period.

Recurring Capital Expenditures: Recurring capitalized expenditures includes capital expenditures required to maintain and re-tenant our buildings, tenant improvements and leasing commissions.

Replacement Cost: is based on the Marshall & Swift valuation methodology for the determination of building costs. The Marshall & Swift building cost data and analysis is widely recognized within the U.S. legal system and has been written into in law in over 30 U.S. states and recognized in the U.S. Treasury Department Internal Revenue Service Publication. Replacement cost includes land reflected at the allocated cost in accordance with Financial Accounting Standards Board ("FASB") ASC 805.

Same Store Portfolio: The Same Store Portfolio is a subset of the consolidated portfolio and includes properties that are wholly owned by the Company as of December 31, 2021. The Same Store Portfolio is evaluated and defined on an annual basis based on the growth and size of the consolidated portfolio. The Same Store Portfolio excludes properties that were or will be classified as repositioning or lease-up during 2022 and 2023. For 2023, the Same Store Portfolio consists of 138 properties aggregating 31.0 million rentable square feet. Properties that are being repositioned generally are defined as those properties where a significant amount of space is held vacant in order to implement capital improvements that enhance the functionality, rental cash flows, and value of that property. We define a significant amount of space at a property using both the size of the space and its proportion to the properties total square footage as a determinate. Our computation of same store NOI may not be comparable to other REITs.

Weighted Average Lease Term Remaining: The average contractual lease term remaining as of the close of the reporting period (in years) weighted by square footage.